UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2025

NOVANTA INC.

(Exact name of registrant as specified in is charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	NOVT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities

On June 3, 2025, Novanta Inc. (the “Company”) committed to a restructuring plan (the “2025 Restructuring Plan”) to streamline operations and align with long-term goals. The 2025 Restructuring Plan includes measures to regionalize manufacturing operations, expedite the closure of certain sites, streamline management structures, and implement cost-saving strategies in areas anticipated to have a minimal long-term impact on the Company's overall business performance.

The Company estimates that it will incur approximately $20 million to $25 million in pre-tax charges in connection with the 2025 Restructuring Plan, consisting of employee-related costs, third-party manufacturing moving costs, contract terminations, asset write-offs and other costs. The 2025 Restructuring Plan will commence in June 2025 and is anticipated to be substantially completed within an estimated eighteen-month period. The Company expects savings from this initiative of approximately $20 million on an annualized basis once the 2025 Restructuring Plan is completed.

The estimates of costs and expenses that the Company expects to incur in connection with the 2025 Restructuring Plan are subject to several assumptions and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur because of, or that are associated with, the 2025 Restructuring Plan.

Safe Harbor and Forward-Looking Information

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this 8-k that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “estimate,” “expect,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions and include, without limitation, statements regarding the Company’s restructuring plan, its expectations and estimates regarding the workforce reduction, the objectives of the restructuring plan and the timing thereof, amounts and timing of the charges, savings to be incurred in connection with the restructuring plan, and the potential impact of the restructuring plan. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. Potential risks and uncertainties that could cause actual results to differ from expected results include, among others, whether the Company will be able to implement the restructuring program as planned, whether additional measures outside those set forth herein will need to be taken to fulfill the objectives of the restructuring plan, whether the expected amount of the costs associated with the restructuring program will differ from or exceed the Company's forecasts and whether the Company will be able to realize the full amount of estimated savings from the restructuring program or in the timeframe expected. It is not possible to predict or identify all risks and uncertainties, and additional significant risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent reports filed with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Novanta Inc.

Date: June 9, 2025	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer